EXHIBIT 10.02

PROMISSORY NOTE

$2,125,000	December 9, 2011
                    FOR VALUE RECEIVED, Ark Restaurants Corp., a New York corporation (“Company”), hereby promises to pay to the order of the Estate of Irving Hershkowitz (“Payee”), having an address at c/o Big Geyser Inc., 57-65 48th Street, Maspeth, New York 11378, or at such other address as may be designated from time to time hereafter by the Payee, the principal sum of Two Million One Hundred Twenty Five Thousand Dollars ($2,125,000) (the “Principal Amount”) together with interest on the outstanding principal balance hereof from the date hereof until payment in full of this Note, at the Interest Rate shown below, payable in lawful money of the United States of America and in immediately available funds, as set forth herein. This Note is being issued by the Company in connection with its purchase of 250,000 shares of the Company’s common stock held by the Payee pursuant to that certain Securities Purchase Agreement of even date herewith (the “Purchase Agreement”).

1.

Payment. The Principal Amount outstanding under this promissory note (this “Note”) shall be due and payable in installments as set forth in Exhibit A herein (the date of the last payment hereunder being the “Maturity Date”). Notwithstanding the foregoing, in the event that the Closing (as defined in the Purchase Agreement) occurs after December 1, 2012, then the initial installment of this Note set forth in Exhibit A, together with any other installment due and payable prior to the date of the Closing, shall be due and payable on the date of the Closing.

2.	Interest Rate. The interest rate on the outstanding Principal Amount shall be Nineteen One-Hundredths Percent (0.19%) per annum, payable on each installment payment date as set forth in Exhibit A.

3.

Prepayment. This Note may be prepaid in whole or in part at any time without penalty or premium but with accrued interest to the date of payment on the principal amount prepaid. Partial prepayments shall be applied to the installments hereunder in the inverse order of their maturities.

4.	Omitted.

5.	Events of Default. In the event that any of the following (each, an “Event of Default”) shall occur:

a.

Non-Payment. The Company shall fail to make a payment of the Principal Amount or interest on this Note when due and such failure shall continue unremedied for a period of ten (10) days after written notice from Payee; or

b.

Obligations. The Company fails to comply with any of its other obligations under this Note and such default shall continue unremedied for a period of thirty (30) days after written notice from Payee; or

c.

Bankruptcy. The Company, pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) becomes subject to an involuntary case which is not withdrawn, discharged or stayed within sixty (60) days after the commencement thereof; (iii) consents to the appointment of a Custodian (as hereinafter defined) for Company or for all or substantially all of Company’s property; (iv) becomes subject to the appointment of a Custodian for Company or for all or substantially all of Company’s property which appointment is not withdrawn, discharged or stayed within sixty (60) days after the appointment thereof; or (v) makes a general assignment for the benefit of Company’s creditors. As used in this Note, the term “Bankruptcy Law” means Title 7, Title 11 or Title 13 of the United States Code or any similar federal or state law for the relief of debtors, and the term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law;

then, and so long as such Event of Default is continuing, by written notice to the Company, except that no notice or declaration shall be required upon the occurrence of an event set forth in Section 5c above: Payee may declare that all obligations of the Company under this Note be immediately due and payable, in which case all obligations of the Company under this Note shall automatically become immediately due and payable (without the necessity of any notice or other demand to the Company) without presentment, demand, protest or any other action nor obligation of the Payee of any kind, all of which are hereby expressly waived, and Payee may exercise any other remedies the Payee may have at law or in equity.

6.	Affirmative Covenants of the Company. The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Payee hereunder, the Company will:

a.

Corporate Existence and Qualification. Take the necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business requires qualification to do business.

	b.	SEC Filings. Prepare and file all periodic reports required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

c.

Compliance with Law. Comply with the charter and bylaws or other organizational or governing documents of the Company, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Company or any of its property or to which each the Company or any of its property is subject.

d.

Taxes. Duly pay and discharge all taxes or other claims, which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor.

7.

Amendments and Waivers. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Payee.

8.

No Waiver; Remedies. No failure on the part of Payee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

9.

Partial Invalidity. If any provision hereof is, for any reason and to any extent, determined by a court of competent jurisdiction to be invalid or unenforceable with respect to any person, entity or circumstance, then neither the remainder of this Note, nor the application of the provision to other persons, entities, or circumstances, shall be affected thereby, but instead shall be enforceable to the maximum extent permitted by law.

10.

Binding Effect; Assignability. This Note shall be binding upon Company and its successors and shall inure to the benefit of Payee and its successors and assigns. The term “Payee” as used herein, shall also include any endorsee, assignee or other Payee of this Note.

11.

Governing Law; Choice of Forum. This Note and the rights and obligations of Company and Payee hereunder shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. Company hereby consents to the exclusive jurisdiction of any state or federal court located within the County of New York, State of New York. Company waives any objection of forum non conveniens and venue.

12.

Waiver of Jury Trial. COMPANY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY THERETO.

13.

Lost or Stolen Promissory Note. If this Note is lost, stolen, mutilated or otherwise destroyed, Company shall execute and deliver to Payee a new promissory note containing the same terms, and in the same form, as this Note. In such event, Company may require Payee to deliver to Company an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

14.

Notice. All notices under this Note shall be in writing and shall be deemed given (i) when delivered personally, (ii) on the second business day after being mailed by certified or registered mail, return receipt requested, (iii) the next business day after delivery to a recognized overnight courier, or (iv) upon transmission and confirmation of receipt by a facsimile operator if sent by facsimile, to the parties at the following addresses or facsimile numbers (or to such other address or facsimile number as such party may have specified by notice given to the other party pursuant to this provision):

If to Company:

Ark Restaurants Corp.
85 Fifth Avenue
New York, New York 10003
Attn: Chief Financial Officer
Telecopy: (212) 206-8814

With a copy to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, New York 10017
Attn: Geoffrey W. Parnass, Esq.
Telecopy: (212) 370-7889

If to Payee:

Estate of Irving Hershkowitz
c/o Big Geyser Inc.
57-65 48th Street
Maspeth, New York 11378
Attn: Lewis Hershkowitz, Executor
Telecopy: (718) 821-7676

With a copy to:

Meltzer, Lippe, Goldstein & Breitstone, LLP
190 Willis Avenue
Mineola, New York 11501
Attn: Ira R. Halperin, Esq.
Telecopy: (516) 747-0653

15.	Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

[SIGNATURE PAGE FOLLOWS]

                    IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered in favor of Payee as of the date first set forth above.

ARK RESTAURANTS CORP.
By:	/s/ Robert J. Stewart

	Name:	Robert J. Stewart

	Title:	Chief Financial Officer

EXHIBIT A

Payment Schedule

Payment Date	Payment Amount

12/1/2012	$88,541.67
1/1/2013	$88,541.67
2/1/2013	$88,541.67
3/1/2013	$88,541.67
4/1/2013	$88,541.67
5/1/2013	$88,541.67
6/1/2013	$88,541.67
7/1/2013	$88,541.67
8/1/2013	$88,541.67
9/1/2013	$88,541.67
10/1/2013	$88,541.67
11/1/2013	$88,541.67
12/1/2013	$88,541.67
1/1/2014	$88,541.67
2/1/2014	$88,541.67
3/1/2014	$88,541.67
4/1/2014	$88,541.67
5/1/2014	$88,541.67
6/1/2014	$88,541.67
7/1/2014	$88,541.67
8/1/2014	$88,541.67
9/1/2014	$88,541.67
10/1/2014	$88,541.67
11/1/2014	$88,541.59

Total:	$2,125,000.00